Exhibit 99.1

Luna Innovations Incorporated Reports First Quarter 2014 Financial Results

Company posts net income of $8.5 million following sale of fiber optic medical shape sensing business; products and licensing revenues increased 22% compared to first quarter of prior year
(ROANOKE, VA, May 8, 2014) - Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the first quarter ended March 31, 2014.
Following the sale of its fiber optic shape sensing technology for medical applications in the first quarter of 2014, Luna reported a net income attributable to common stockholders of $8.5 million, or $0.49 per diluted common share, compared to a net income attributable to common stockholders of $2.8 million, or $0.17 per diluted common share for the first quarter of 2013. Net income for the first quarter of 2014 includes an after-tax gain of $9.5 million related to the sale of the medical shape sensing business. Net income for the first quarter of the prior year includes an after tax gain of $4.0 million realized from the sale of the company’s secure computing and communications group in March of 2013.
Total revenue increased by 9% from $4.1 million in the first quarter of 2013 to $4.5 million in the first quarter of 2014, driven by growth in the company’s products and licensing segment, which increased 22% compared to the first quarter of 2013, reflecting increased sales of fiber optic test and measurement products. Technology development revenue also increased by 2% compared to the first quarter of 2013. Gross profit increased to $1.6 million for the first quarter of 2014 compared to $1.1 million for the first quarter of 2013, resulting in an improvement in gross margin to 35% for the first quarter of 2014 compared to gross margin of 28% in the first quarter of 2013. Operating expenses were relatively unchanged at $3.5 million for the first quarter of 2014 compared to $3.4 million for the first quarter of the prior year..
The company reported a loss from continuing operations of $1.0 million for the first quarter of 2014, compared to a loss from continuing operations of $1.3 million in the first quarter of 2013. Adjusted EBITDA, a non-GAAP measure, which is earnings before interest, taxes, and non-cash expenses of share-based compensation, depreciation, amortization and warrant expense, improved to $(1.4) million for the first quarter of 2014, as compared to $(1.6) million for the first quarter of 2013.
“With the sale of the medical shape sensing business in the first quarter, we significantly improved our liquidity, allowing us to focus on our key growth initiative of fiber optic sensing for strain and temperature,” said My Chung, president and chief executive officer. “We ended the first quarter with $10.9 million of cash on hand and in April received the second installment of $6 million from the sale. With this enhanced working capital, we are positioned to continue to expand our sales and marketing and our product development efforts toward the growth of our ODiSI platform for distributed sensing, as well as to pursue future growth opportunities through an ongoing pipeline of technologies within the technology development segment of our business.”

First Quarter Financial and Business Summary

•	Total revenue increased by 9% to $4.5 million for the first quarter of 2014 from $4.1 million in the first quarter of 2013.

•	Technology development revenue increased by 2% to $2.7 million for the first quarter of 2014 from $2.6 million for the first quarter of 2013.

•	Products and licensing revenue increased by 22% to $1.8 million for the first quarter of 2014 from $1.5 million in the first quarter of 2013.

•	Gross profit for the first quarter of 2014 increased to $1.6 million, or 35% of total revenue, from $1.1 million, or 28% of total revenue, for the first quarter of 2013.

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Selling, general and administrative expenses increased by 3% to $2.8 million, or 62% of total revenue, for the first quarter of 2014, from $2.7 million, or 65% of total revenue, for the first quarter of 2013.

•	Total operating expenses increased to $3.5 million, or 78% of total revenue, for the first quarter of 2014 from $3.4 million, or 82% of total revenue for the first quarter of 2013.

•	Net income attributable to common stockholders improved to $8.5 million for the first quarter of 2014 from $2.8 million for the first quarter of 2013.

•	Cash and cash equivalents totaled $10.9 million at March 31, 2014, as compared to $7.8 million at December 31, 2013.
Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). These non-GAAP results provide useful information to both management and investors by excluding items that the company believes may not be indicative of its operating performance, because either they are unusual and the company does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course. These non-GAAP measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EDT) today to discuss its financial results and business developments for the first quarter of 2014. The call can be accessed by dialing 866-515-2913 domestically or 617-399-5127 internationally prior to the start of the call. The participant access code is 82796803. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.

About Luna:
Luna Innovations Incorporated (www.lunainc.com) is a public company composed of scientists, engineers, and business professionals developing and manufacturing a new generation of technologies and products. Luna has been successful in taking innovative technologies from applied research to product development and ultimately to the commercial market, driving breakthroughs in fields such as aerospace, automotive, telecommunications, healthcare, energy, and defense.
Forward-Looking Statements:
The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include our expectations regarding the company’s future growth and commercialization of the company’s shape sensing platform and other growth opportunities in the company's technology development segment. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of the company may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for the company’s products and services to meet expectations, technological challenges and those risks and uncertainties set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at www.sec.gov and at the company’s website at www.lunainc.com. The statements made in this release are based on information available to the company as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Condensed Consolidated Statements of Operations

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Revenue:
Technology development revenue	$2,675,452	$2,627,241
Products and licensing revenue	1,796,429	1,478,127
Total revenue	4,471,881	4,105,368
Cost of revenue:
Technology development costs	2,025,155	2,184,914
Products and licensing costs	894,640	785,728
Total cost of revenue	2,919,795	2,970,642
Gross Profit	1,552,086	1,134,726
Operating expense:
Selling, general and administrative	2,755,078	2,663,108
Research, development and engineering	749,154	712,952
Total operating expense	3,504,232	3,376,060
Operating loss	(1,952,146)	(2,241,334)
Other income/(expense):
Other income, net	82,106	98,154
Interest expense	(32,365)	(58,179)
Total other income	49,741	39,975
Loss from continuing operations before income taxes	(1,902,405)	(2,201,359)
Income tax benefit	(939,815)	(898,433)
Loss from continuing operations	(962,590)	(1,302,926)
Income from discontinued operations, net of income taxes	9,502,814	4,088,523
Net Income	8,540,224	2,785,597
Preferred stock dividend	29,536	23,629
Net income attributable to common stockholders	$8,510,688	$2,761,968
Net loss per share from continuing operations:
Basic	$(0.07)	$(0.09)
Diluted	$(0.07)	$(0.09)
Net income per share from discontinued operations:
Basic	$0.65	$0.29
Diluted	$0.55	$0.25
Net income per share attributable to common stockholders:
Basic	$0.58	$0.20
Diluted	$0.49	$0.17
Weighted average common shares and common equivalent shares outstanding:
Basic	14,653,262	14,011,814
Diluted	17,424,769	16,615,574

Luna Innovations Incorporated
Condensed Consolidated Balance Sheets

	March 31, 2014	December 31, 2013
Assets	Unaudited
Current assets:
Cash and cash equivalents	$10,886,015	$7,778,541
Accounts receivable, net	10,512,087	5,408,281
Inventory, net	3,294,498	3,346,177
Prepaid expenses	542,788	708,974
Other current assets	70,208	70,208
Total current assets	25,305,596	17,312,181
Property and equipment, net	1,960,095	2,060,709
Intangible assets, net	223,366	288,475
Other assets	23,918	42,710
Total assets	$27,512,975	$19,704,075
Liabilities and stockholders’ equity
Liabilities:
Current Liabilities:
Current portion of long-term debt obligation	$1,500,000	$1,500,000
Current portion of capital lease obligation	67,621	66,617
Accounts payable	1,257,633	1,401,764
Accrued liabilities	3,061,184	3,546,585
Deferred credits	552,831	691,424
Total current liabilities	6,439,269	7,206,390
Long-term debt obligation	250,000	625,000
Long-term lease obligation	93,021	110,307
Total liabilities	6,782,290	7,941,697
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $ 0.001, 1,321,514 shares authorized, issued and outstanding at March 31, 2014 and December 31, 2013	1,322	1,322
Common stock, par value $ 0.001, 100,000,000 shares authorized, 14,731,652 and 14,527,335 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	15,066	14,842
Additional paid-in capital	63,213,966	62,756,571
Accumulated deficit	(42,499,669)	(51,010,357)
Total stockholders’ equity	20,730,685	11,762,378
Total liabilities and stockholders’ equity	$27,512,975	$19,704,075

Luna Innovations Incorporated
Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Cash flows used in operating activities
Net income	$8,540,224	$2,785,597
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	202,305	228,267
Share-based compensation	230,939	313,516
Gain on sale of discontinued operations, net of income taxes	(9,537,241)	(4,029,210)
Tax benefit from utilization of net operating loss carryforward	(951,592)	(861,071)
Change in assets and liabilities:
Accounts receivable	896,194	2,039,952
Inventory	13,314	(185,004)
Other current assets	112,286	(127,333)
Other assets	18,792	53,792
Accounts payable and accrued expenses	(821,763)	(231,431)
Deferred credits	(138,593)	(259,427)
Net cash used in operating activities	(1,435,135)	(272,352)
Cash flows provided by investing activities
Acquisition of property and equipment	(67,944)	(50,255)
Intangible property costs	(126,091)	(11,777)
Proceeds from sale of discontinued operations, net of fees	4,958,891	4,522,460
Net cash provided by investing activities	4,764,856	4,460,428
Cash flows used in financing activities
Payments on capital lease obligations	(16,282)	(13,221)
Payment on debt obligations	(375,000)	(250,000)
Proceeds from the exercise of options and warrants	169,035	1,682
Net cash used in financing activities	(222,247)	(261,539)
Net increase in cash or cash equivalents	3,107,474	3,926,537
Cash and cash equivalents—beginning of period	7,778,541	6,340,461
Cash and cash equivalents—end of period	$10,886,015	$10,266,998

Luna Innovations Incorporated
Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2014	2013
	(unaudited)
Net income	$8,540,224	$2,785,597
Less income from discontinued operations, net of income taxes	9,502,814	4,088,523
Loss from continuing operations	(962,590)	(1,302,926)
Interest expense	32,365	64,056
Tax benefit	(939,815)	(898,433)
Depreciation and amortization	202,305	228,267
EBITDA	(1,667,735)	(1,909,036)
Share-based compensation	230,939	313,516
Adjusted EBITDA	$(1,436,796)	$(1,595,520)
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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com